GAM FUNDS, INC.

                             ARTICLES SUPPLEMENTARY



         GAM Funds, Inc., a Maryland corporation (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST: The charter of the corporation is hereby amended by striking out Article FIFTH (1) and (2) of the Articles of Incorporation, which read as follows:

                FIFTH: The total number of shares of stock which the corporation has authority to issue is Seven Hundred Million (700,000,000), all of which are of a par value of One Thousandth of a Dollar ($.001) each, and of which Two Hundred Million (200,000,000) are designated GAM International Fund Common Stock, Seventy-Five Million (75,000,000) are designated GAM Global Fund Common Stock, Seventy-Five Million (75,000,000) are designated GAM Pacific Basin Fund Common Stock, Seventy-Five Million (75,000,000) GAM Europe Fund Common Stock, Seventy-Five Million (75,000,000) are designated GAM North American Fund Common Stock, Fifty-Seven Million Five Hundred Thousand (57,500,000) are designated GAM Japan Capital Fund Common Stock, Fifty Million (50,000,000) are designated GAMerica Capital Fund Common Stock, Fifty-Seven Million Five Hundred Thousand (57,500,000) are designated GAM Asian Capital Fund Common Stock, and Thirty-Five Million (35,000,000) are designated GAM Mid Cap US Fund Common Stock.

                (2) The aggregate par value of all the authorized shares of Common Stock is Seven Hundred Thousand Dollars ($700,000).

and inserting in lieu thereof the following:

         FIFTH: (1) The total number of shares of stock which the corporation has authority to issue is One Billion Five Hundred Fifty Million (1,550,000,000), all of which are of a par value of One Thousandth of a Dollar ($.001) each, and of which Five


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                                      -2-

         Hundred Forty-Five Million (545,000,000) are designated GAM International Fund Common Stock, Two Hundred Five Million (205,000,000) are designated GAM Global Fund Common Stock, One Hundred Fifty-Five Million (155,000,000) are designated GAM Pacific Basin Fund Common Stock, One Hundred Fifty-Five Million (155,000,000) are designated GAM Europe Fund Common Stock, One Hundred Forty-Five Million (145,000,000) are designated GAM North America Fund Common Stock, One Hundred Thirty-Seven Million Five Hundred Thousand (137,500,000) are designated GAM Japan Capital Fund Common Stock, Ninety-Five Million (95,000,000) are designated GAMerica Capital Fund Common Stock, Seventy-Two Million Five Hundred Thousand (72,500,000) are designated GAM Asian Capital Fund Common Stock, and Forty Million (40,000,000) are designated GAM Developing Markets Common Stock.

                (2) The aggregate par value of all the authorized shares of Common Stock is One Million Five Hundred Thousand Dollars ($ 1,550,000).


         SECOND: The amendment to the charter of the corporation set forth above has been duly authorized by the Board of Directors at a meeting held on April 29, 1998. This amendment has not altered in any way the rights and preferences (as described in Section 2-607(b)(2)(i) of the Maryland General Corporation Law) of the existing series of stock.

         THIRD: The Corporation had previously authorized 700,000,000 shares of the par value of $.001 per share of the Common Stock of the Corporation previously classified and allocated in the Articles of Incorporation of the Corporation and subsequent Articles Supplementary thereto as follows:

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                                       -3-


                                                      Number of Shares of
                                                     Common Stock Previously
              Name of Series                        Classified and Allocated
              --------------                        ------------------------

       GAM International Fund - Class A               150,000,000 shares
       GAM International Fund - Class D                50,000,000 shares

       GAM Global Fund - Class A                       50,000,000 shares
       GAM Global Fund - Class D                       25,000,000 shares

       GAM Pacific Basin Fund - Class A                50,000,000 shares
       GAM Pacific Basin Fund - Class D                25,000,000 shares

       GAM Europe Fund - Class A                       50,000,000 shares
       GAM Europe Fund - Class D                       25,000,000 shares

       GAM North America Fund - Class A                50,000,000 shares
       GAM North America Fund - Class D                25,000,000 shares

       GAM Japan Capital Fund - Class A                45,000,000 shares
       GAM Japan Capital Fund - Class D                12,500,000 shares

       GAMerica Capital Fund - Class A                 25,000,000 shares
       GAMerica Capital Fund - Class D                 25,000,000 shares

       GAM Asian Capital Fund - Class A                45,000,000 shares
       GAM Asian Capital Fund - Class D                12,500,000 shares

       GAM Mid-Cap U.S. Fund - Class A                 17,500,000 shares
       GAM Mid-Cap U.S. Fund - Class D                 17,500,000 shares


         FOURTH: The Board of Directors of the Corporation at a meeting duly convened and held on April 29, 1998 adopted a resolution authorizing the issuance of 850,000,000 additional shares of Common Stock and reclassifying the Common Stock of the Corporation into nine (9)

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                                      -4-

Series (each, a "Series"), each of which has four (4) classes of Common Stock, Class A Common Stock, Class B Common Stock, Class C Common Stock, and Class D Common Stock. Such resolution changed the designation and classification of the Common Stock as follows:


                                                     Number of Shares of
                                                     Common Stock Classified
       Name of Series                                and Allocated
       --------------                                -----------------------

      GAM International Fund - Class A               260,000,000 shares
      GAM International Fund - Class B               160,000,000 shares
      GAM International Fund - Class C                75,000,000 shares
      GAM International Fund - Class D                50,000,000 shares

      GAM Global Fund - Class A                       85,000,000 shares
      GAM Global Fund - Class B                       75,000,000 shares
      GAM Global Fund - Class C                       20,000,000 shares
      GAM Global Fund - Class D                       25,000,000 shares

      GAM Pacific Basin Fund - Class A                60,000,000 shares
      GAM Pacific Basin Fund - Class B                50,000,000 shares
      GAM Pacific Basin Fund - Class C                20,000,000 shares
      GAM Pacific Basin Fund - Class D                25,000,000 shares

      GAM Europe Fund - Class A                       60,000,000 shares
      GAM Europe Fund - Class B                       50,000,000 shares
      GAM Europe Fund - Class C                       20,000,000 shares
      GAM Europe Fund - Class D                       25,000,000 shares

      GAM North America Fund - Class A                55,000,000 shares
      GAM North America Fund - Class B                50,000,000 shares
      GAM North America Fund - Class C                15,000,000 shares
      GAM North America Fund - Class D                25,000,000 shares

      GAM Japan Capital Fund - Class A                55,000,000 shares
      GAM Japan Capital Fund - Class B                50,000,000 shares
      GAM Japan Capital Fund - Class C                20,000,000 shares
      GAM Japan Capital Fund - Class D                12,500,000 shares

      GAMerica Capital Fund - Class A                 30,000,000 shares
      GAMerica Capital Fund - Class B                 25,000,000 shares
      GAMerica Capital Fund - Class C                 15,000,000 shares

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                                       -5-

      GAMerica Capital Fund - Class D                 25,000,000 shares

      GAM Asian Capital Fund - Class A                25,000,000 shares
      GAM Asian Capital Fund - Class B                25,000,000 shares
      GAM Asian Capital Fund - Class C                10,000,000 shares
      GAM Asian Capital Fund - Class D                12,500,000 shares

      GAM Developing Markets Fund - Class A           10,000,000 shares
      GAM Developing Markets Fund - Class B           10,000,000 shares
      GAM Developing Markets Fund - Class C           10,000,000 shares
      GAM Developing Markets Fund - Class D           10,000,000 shares


         Pursuant to that resolution, all of the shares of Common Stock of the Corporation previously authorized, except as otherwise noted herein, have the same rights and privileges, so that all of the Class A and Class D Common Stock retain all of the same rights and privileges as they had before adoption of the resolution.

         FIFTH: A description of the shares so reclassified with the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as set or changed by the Board of Directors of the Corporation are as follows:

              (a) The shares of each Series of Common Stock shall have the following preferences, conversion and other rights, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption:

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                                      -6-

                (1) All consideration received by the Corporation for the issue or sale of shares of a Series, together with all income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to such Series for all purposes, subject only to the rights of creditors, and shall be so recorded upon the books of account of the Corporation. Such consideration, income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, and any funds or payments derived from any reinvestment of such proceeds, in whatever form the same may be, are herein referred to as "assets belonging to" such Series.

                (2) Dividends or distributions on shares of a Series, whether payable in stock or cash, shall be paid only out of earnings, surplus or other assets belonging to such Series.

                (3) In the event of the liquidation or dissolution of the Corporation, stockholders of each Series shall be entitled to receive, as a class, out of the assets of the Corporation available for distribution to stockholders, the assets belonging to the Series of which they are stockholders. The assets so distributable to the stockholders of such Series shall be distributed among such stockholders in

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                                      -7-

         proportion to the number of shares of the Series held by them and recorded on the books of the Corporation.

                (4) The assets belonging to each Series shall be charged with the liabilities of the Corporation in respect of such Series and with such Series' share of the general liabilities of the Corporation, in the latter case in the proportion that the net asset value of such Series bears to the net asset value of all Series as determined by Article SIXTH of the Articles of Incorporation. The determination of the Board of Directors shall be conclusive as to the allocation of assets and liabilities, including accrued expenses and reserves, to a given Series.

         (b) The shares of each Class of Common Stock shall have the following preferences, conversion and other rights, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption:

                (1) Except as otherwise noted herein, Class A, Class B, Class C, and Class D Shares of each Series shall represent the same interest in the Corporation and in each Series and have identical voting, dividend, liquidation and other rights.

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                                      -8-

                (2) Class A, Class B, Class C, and Class D shares may be subject to such front-end sales loads, which may differ between the Classes, as may be established by the Board of Directors from time to time in accordance with the Investment Company Act of 1940 (the "1940 Act") and applicable rules and regulations of the National Association of Securities Dealers, Inc.

                (3) Expenses related solely to a particular Class (including, without limitation, distribution expenses under a Rule 12b-1 plan and administrative expenses under an administration or service agreement, plan or other arrangement, however designated, which may differ between the Classes) shall be borne by that Class and shall be appropriately reflected (in the manner determined by the Board of Directors) in the net asset value, dividends, distribution and liquidation rights of the shares of that Class. The assets belonging to each Class shall also be charged with such Class's share of the general liabilities of the Corporation in the proportion that the net asset value of such Class bears to the total net asset value of all Classes of the Corporation's Common Stock as determined by Article SIXTH of the Articles of Incorporation. The determination of the Board of Directors shall be conclusive as to the allocation of assets and liabilities, including accrued expenses and reserves, to a given Class.

                (4) At such times as shall be permitted under the 1940 Act or any applicable rules and regulations thereunder and as may be determined by the Board of Directors and disclosed in the then current prospectus for the Fund, shares of each Class of a Series may be exchanged for shares of the same Class of another Series.

         (c) On each matter submitted to a vote of the stockholders, each holder of a share of stock shall be entitled to one vote for each such share standing in such stockholder's name on the books of the Corporation irrespective of the Series or Class thereof; provided, however, that to the extent class or series voting is required by the 1940 Act or Maryland law as to any such matter, those requirements shall apply. Any fractional share, if any such fractional share is outstanding, shall carry proportionately all the rights of a whole share, including the right to vote and the right to receive dividends.

         (d) Except as provided in Paragraphs (a), (b) and (c) of this Article FIFTH, the provisions of the Articles of Incorporation relating to stock of the Corporation shall apply to shares of and to the holders of each Series and each Class of the Corporation's Common Stock.

     SIXTH: The shares aforesaid have been duly reclassified by the Board of Directors pursuant to the authority and power contained in the Articles of Incorporation of the Corporation.

     SEVENTH: These Articles of Amendment shall become effective on the date that they are accepted for record by the State of Maryland.

     IN WITNESS WHEREOF, GAM Funds, Inc. has caused these presents to be signed in its name and on its behalf by its duly authorized officers who acknowledge that these Articles Supplementary are the act of the Corporation, that to the best of their knowledge, information and belief all matters and facts set forth herein relating to the authorization and approval of the Articles are true in all material respects and that this statement is made under the penalties of perjury.

                                       GAM FUNDS, INC.


                                       By:
                                          --------------------------------------
                                          Vice President


ATTEST:



--------------------------------
Assistant Secretary